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Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Amicus Therapeutics, Inc. for the registration of 5,921,771 shares of its common stock and to the incorporation by reference therein of our report dated August 21, 2015, with respect to the consolidated financial statements of Scioderm, Inc., included in Amicus Therapeutics, Inc.'s Current Report on Form 8-K dated September 30, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Raleigh, North Carolina
September 30, 2015

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  Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS